Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Paul G. Gabos
(727) 530-7700

LINCARE HOLDINGS INC. ANNOUNCES SETTLEMENT OF INVESTIGATIONS

Clearwater, Florida (May 15, 2006) — Lincare Holdings Inc. (NASDAQ:LNCR) announced today that it had resolved several ongoing investigations by the Office of Inspector General and/or the U.S. Department of Justice.

The combined settlements provide for the Company to pay a total of $12,026,000 to the government, without any admission of wrongdoing by the Company. The first investigation was the Florida investigation previously disclosed by the Company in June 2000. The investigation focused on the Company’s relationships with certain physicians and other referral sources during the period from January 1993 through December 2000. The Office of Inspector General of the U.S. Department of Health and Human Services had contended that certain items of value were improperly provided to physicians and others in violation of federal law. The remaining three investigations were separate investigations conducted in Massachusetts, Tennessee and Idaho and involved allegations that the Company had inappropriately sought reimbursement under Medicare and other government healthcare programs or otherwise violated federal healthcare laws. The periods covered by these investigations varied, ranging from January 1995 through March 2004. As a part of the above four settlements, the Company has entered into a corporate integrity agreement with the Office of Inspector General.

Commenting on the settlements, John P. Byrnes, Lincare’s Chairman and Chief Executive Officer, stated, “We are pleased to have resolved these matters with the government. Lincare fully cooperated with the government during the course of their inquiries. Our Board of Directors believes that it was in the best interests of the Company to put these matters behind us.” The Company has reserved for a substantial portion of the settlement charges and related fees and expenses in its consolidated financial statements in prior reporting periods.

Statements in this release concerning future results, performance or expectations are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All forward-looking statements included in this document are based upon information available to Lincare as of the date hereof and Lincare assumes no obligation to update any such forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause Lincare’s actual results, levels of activity, performance or achievements to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statements. In some cases, forward-looking statements that involve risks and uncertainties contain terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or variations of these terms or other comparable terminology.

Key factors that have an impact on Lincare’s ability to attain any estimates contained in this release include potential reductions in reimbursement rates by government and other third party payors, changes in reimbursement policies, the demand for Lincare’s products and services, the availability of appropriate acquisition candidates and Lincare’s ability to successfully complete and integrate acquisitions, efficient operations of Lincare’s existing and future operating facilities, regulation and/or regulatory action affecting Lincare or its business, economic and competitive conditions, access to borrowed and/or equity capital on favorable terms and other risks described in the filings of Lincare with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2005.

In developing its forward-looking statements, Lincare has made certain assumptions relating to reimbursement rates and policies, internal growth and acquisitions and the outcome of various legal and regulatory proceedings. If the assumptions used by Lincare differ materially from what actually occurs, then actual results could vary significantly from the performance projected in the forward-looking statements. Lincare is under no duty to update any of the forward-looking statements after the date of this release.